Exhibit 10.17

AGREEMENT

This agreement made as of the second day of August, 2004 by and between WESTFIELD BANK, of the Town of Westfield, and Commonwealth of Massachusetts (hereinafter referred to as “Westfield”) and VILLAGE MORTGAGE COMPANY, of the Town of Torrington, County of Litchfield and State of Connecticut (hereinafter referred to as “Village”).

SCOPE OF SERVICES

Village shall act as the residential mortgage originator and servicer for Westfield. Village will provide prompt, quality service to Westfield. It is the specific intent of the parties that Village and its employees shall be independent contractor(s) and not employee(s) of Westfield.

1. Compensation:

In consideration of the covenants contained herein, compensation shall be as follows:

(a)	Westfield will determine the interest rate and premium/discount that the borrower will pay. Westfield will have full authority to determine the dollar amount that they are compensated for on an individual loan. Village will provide Westfield access to the rate sheets, were they can determine their pricing. Village will provide Westfield with the “add ons” for different types of loans.

(b)	Village agrees to compensate Westfield for any premiums over par (100.00%). If the pricing is discounted, Westfield will determine points charged to borrower to bring pricing to par (100.00%) and will receive any premium in the loan after par (100.00%).

(c)	For loans originated by Westfield that are B/C loans (i.e. loans which do not meet secondary market guidelines) Village shall pay to Westfield one-half of the commission received, or as agreed upon on a case by case basis. Loans will be closed and funded by Village. The servicing on these mortgages will be sold if agreed upon by both parties. If Westfield elects to originate the mortgage loan and retain this loan in their portfolio, Village agrees to service the mortgage loan for a 25% servicing fee. If the loan becomes a “nonperforming” mortgage. (more than 60 days past due), Westfield shall be responsible for handling the foreclosure and shall assume the servicing of the mortgage loan or pay a higher servicing fee.

(d)	On construction loans originated by Westfield, Village will underwrite and close the construction loan in the name of Westfield. Westfield will determine the terms of the construction financing and the construction advances. Village will complete the financing for the permanent mortgage loan for sale in the secondary market. If the loan does not meet secondary market criteria, Westfield may elect to portfolio this loan and have Village service said loan for a .25% servicing fee. Westfield shall pay to Village a fee for originating the loan which fee shall be negotiated on a case by case basis.

(e)	All jumbo loans will be underwritten manually since they are not LP or DU approvable nor can they be sold at a later date to Freddie Mac or FNMA. For jumbo loans originated by Village on behalf of Westfield that Westfield decides to keep in their portfolio, Village will service these mortgage loans for a fee of .25%. For mortgage loans that are originated by Westfield and sold by Village in the market, it is understood that Westfield will be paid 50% of the points and premium earned and that Village will not service these mortgage loans.

(f)	Village shall be able to charge the Borrower a processing fee on the above referenced loans which it originates, in the amount of $450.00. This fee call be changed or negotiated at any time.

The following is the flow of the mortgage loan transaction that is understood between Westfield and Village. Westfield or Village can choose to modify this at any time:

(a)	Westfield will take the mortgage application

(b)	Westfield will counsel the borrower

(c)	Westfield will determine rate

(d)	Westfield will run DU/LP

(e)	Village will underwrite and issue commitment

(f)	Village will schedule closing

(g)	Village will fund and close

(h)	Village will service.

ADDITIONAL TERMS

(a)	A representative or principal of Village shall attend any and all meetings as reasonably requested by Westfield.

(b)	All underwriting of mortgage loans shall be in accordance with secondary market guidelines.

(c)	Westfield shall be responsible for any and all marketing expenses incurred to promote residential mortgage loans through Westfield.

(d)	Westfield may use other mortgage providers in its’ sole discretion during the term of this agreement.

TERM

This agreement shall remain in full force and effect for a period of one (1) year. Early termination of this agreement may be initiated by either party by giving sixty (60) days notice thereof to the other party, unless both parties agree to a shorter termination period.

GOVERNING LAW

This Agreement to be governed by, and constructed in accordance with the laws of the State of Connecticut applicable to contracts made and to be performed in such state.

NOTICES

Any notice; consent or other communication required or permitted to be given under or in connection with this Agreement will be in writing, delivered in person, by public telegram or by mailing same: certified or registered mail, addressed to the party to whom such notice is given at the address set forth below:

TO BE GIVEN TO WESTFIELD BANK:

Westfield Bank

141 Elm Street

Westfield MA 01086

TO BE GIVEN TO VILLAGE MORTGAGE COMPANY:

Village Mortgage Company

21 Prospect Street: Unit D

Torrington CT 06790

Either party may change the address to which any such notice, report, demand, request or other instrument or communication to such party is to be delivered or mailed, by giving written notice of such change to the other party, but no such notice of change shall be effective unless and until received by such other party.

VALIDITY OF PROVISIONS SEVERABILITY

If any provision of this Agreement is or becomes or is deemed invalid, illegal, or unenforceable in any jurisdiction, then:

(a)	That provision will deemed amended to conform to applicable laws of such jurisdiction so as to be valid and enforceable; or

(b)	If it cannot be amended without materially altering the intentions of the parties, it will be stricken; and

(c)	The validity, the legality, and enforceability of such provision will not in any way be affected or impaired thereby in any jurisdiction;

(d)	The remainder of this Agreement will remain in fill force and effect.

ARBITRATION

In the event of any dispute under this agreement among the pa-ties hereto, such dispute shall be settled by arbitration in the city nearest or at Hartford, CT in accordance with the rules then obtaining on the American Arbitration Association or any successor thereto. The decision of the arbitrators shall be final, binding and conclusive. The cost of such arbitration shall be divided equally between parties, and each party shall pay its own attorney’s fees and expenses.

NO JOINT VENTURE

Westfield and Village recognize and agree that this Agreement is not a joint venture or partnership between the parties hereto and solely constitutes an Agreement for providing residential mortgage loan originations and servicing of the same by Village for Westfield.

AUTOMATIC RENEWAL

This contract shall automatically renew unless either party notifies the other to the contrary prior to sixty (60) days before expiration of the prior term.

This agreement comprises the entire Agreement between the parties hereto relating to the subject matter herein and supersedes any prior oral and/or written agreements or discussions between the parties relating to such subject matter. No amendment, modification waiver, determination or addition to or of this Agreement will be valid and binding unless in writing and signed by the party to be charged and no verbal agreement of any nature relating to subject matter hereof or to any relationship between the parties will be considered valid or enforceable on either party.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date as set forth above.

Signed, Sealed and Delivered		VILLAGE MORTGAGE COMPANY
In the Presence of:

/s/ Carrie L. Leigert		By:	/s/ Laurel A. Caliendo

Signed, Sealed and Delivered		WESTFIELD BANK
In the Presence of:

/s/ Lauri A. Lowell		By:	/s/ Rebecca Kozacka

STATE OF CONNECTICUT	)
)ss.:
COUNTRY OF HARTFORD	)

Personally appeared, Laurel A. Caliendo who acknowledged herself to be the President of Village Mortgage Company and that she as such President being authorized so to do executed the foregoing instrument as his/her free act and deed and the free act and deed of Village Mortgage Company before me.

NOTARY PUBLIC
My commission expires: 4/30/06
COMMISSIONER OF THE SUPERIOR COURT

STATE OF MASSACHUSETTS	)
)ss.:
COUNTRY OF Hampden	)

Personally appeared, Rebecca Kozacka who acknowledged himself/herself to be the Vice President of Westfield Bank and that he/she as such Vice President being authorized so to do executed the foregoing instrument as his/her free act and deed and the free act and deed of Westfield Bank before me.

/s/ Lauri A. Lowell
NOTARY PUBLIC
My commission expires: November 27, 2009
COMMISSIONER OF THE SUPERIOR COURT